UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 20, 2018

AMBIENT WATER CORPORATION

(Exact Name of registrant as specified in its Charter)

Nevada	000-55408	20-4047619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 119, 1423 N. Molter Rd, No. 119, Liberty Lake, WA 99019 ______________________________________________________________ (Address of principal executive offices) (Zip Code)

(509) 474-9451

(Registrant’s telephone number, including area code)

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.03 Bankruptcy or Receivership.

On February 20, 2018, Ambient Water Corporation and its wholly owned subsidiary, Ambient Water, Inc., a Nevada corporation, (the "Assignors") assigned their assets and liabilities (the "Assignments") to Barry Davidson, Attorney at Law of the law firm Davidson, Backman & Medeiros, PLLC, Spokane, Washington, (the "Assignee").  The Assignee will administer both corporation’s assets and liabilities for the benefit of its creditors as the holder of a power of attorney from the Assignor.

The Assignment for the benefit of creditors in Washington is an alternative to bankruptcy and, or receivership.  The Assignment is governed by the Washington Receivership Act (R.C.W. 7.08).

For additional information on "assignment for the benefit of creditors" please see: https://dbm-law.net/assignment-benefit-creditors/

Item 2.04   Triggering Events That Accelerate or Increase a Direct Financial Obligation

The Company's assignment for the benefit of creditors constitutes a material default on our March 21, 2014 original $900,000 Convertible Promissory Note agreement, as amended, under paragraph 10(iii). Additionally, this default affects a subsequent $250,000 Convertible Promissory Note agreement dated February 2, 2016 with the same lender.  This event of default triggers an acceleration of the Note. (See Current Report 8-K filed March 21, 2014 for the March 21, 2014 Note)

Item 8.01 Other Events.

Overview

Ambient Water has been in the business of developing and delivering Atmospheric Water Generation equipment that extracts high quality drinking water from the humidity that is present in the air.  Our products and technology have several advantages over competing technologies and have been proven to work well in many different locations.  Our solutions are tapping a nearly infinitely renewable water source, the humidity in the air, rather than being dependent upon an existing traditional water source such as surface water or ground water that may require advanced filtration and treatment before it is potable.  Additionally, our equipment can be placed where the water is needed rather than transporting the water from a source to its final destination.  Our equipment does not generate waste water requiring disposal, nor does our equipment contribute to the growing plastic water bottle waste stream.

Despite these advantages, Ambient Water has experienced significant headwinds with respect to commercial deployment of our products and technology.  We identified these risks and have done our best to mitigate them, but many are not in our control.

Revenue from Sales

Revenue from sales to date has been modest, generated from our residential model and associated maintenance supplies.  The reasons for this are most likely sales price related.  Due to the low volume of sales to date, it was not possible to achieve lower price points associated with higher volume production.  Without the growth in unit sales, the annuity business for the consumables hasn’t materially evolved as well.  The company has focused its efforts and capital on the commercial and industrial applications that appeared more efficient and promising to pursue.

With respect to the order for the Ambient Water 20K announced in August 2017, in order to get the first unit commercially deployed in a timely fashion, we waived the down payment, which deferred the first payment until the unit ships.  This put an additional strain on our limited financial resources.  During the detailed design phase, several factors contributed to a longer development cycle and higher development costs than were originally projected.

Our distribution partners have placed small orders for the residential product along the way, but have not achieved volume orders for that equipment to date.  Likewise our distribution partners have delivered multiple requests for quotes for the commercial equipment that we have been emphasizing.  We believe that many of the opportunities we have been pursuing would eventually occur, however, the timeframe remains uncertain and the company’s cash flow situation is now critical.

Product Development and Competition

The time and investment required for the development and deployment of the Commercial equipment (AW 400, AW800, and AW 20K) has been substantial but generally within our forecasts.  The sales cycle for this equipment has proven to be extremely long and has not resulted in sufficient sales for positive cash flow in the time frame predicted.  Mature and well accepted technologies such as Reverse Osmosis and Desalination and other advanced filtration technologies have been the primary competition.  The company has always understood that a new technology needs several advantages over competing solutions, which our products and technology do provide.  The magnitude of the advantage required in this market appears to be significantly larger than the worst-case expectation.  The advantages such as high water quality and no waste water stream provided by our products does not yet appear to have made a significant difference in the timing or outcome of purchasing decisions.

Capital

The Company has not generated positive cash flows since inception and has recognized approximately $14.2 million in net operating losses, which raises substantial doubt about the ability of the Company to continue as a going concern.  The Company has been dependent upon achieving positive cash flow from operations and convertible debt financing to fund ongoing operations.

Additionally, the Company anticipated capital needs of approximately $1,000,000 over a 12- month period to execute Management’s plan of operations, including the purchase of inventory, sales support, general and administrative expenses and expenditures required for the delivery of our products.  Additional financing to support our proposed operations has now become critical.

Due to our extremely low stock price, our sources of equity and convertible debt funding appear to be no longer available.  Our cash flow from product sales is insufficient.  The Company has exhausted its funds and is no longer able to continue operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number

Description

99.1

Ambient Water Corporation Assignment for the Benefit of Creditors dated February 20, 2018

99.2

Ambient Water, Inc. Assignment for the Benefit of Creditors dated February 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2018

Ambient Water Corporation

/s/ Jeff Stockdale

______________________________

By:  Jeff Stockdale

Title: President; Chief Operating Officer